SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 26, 2001

(Date of earliest event reported: December 20, 2001)

McGrath RentCorp

(exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-13292 (Commission File Number)	94-2579843 (IRS Employer Identification No.)

5700 Las Positas Road, Livermore, CA (Address of principal executive offices)	94550 (zip code)

Registrant’s Telephone Number, including Area Code: (925) 606-9200

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 5. Other Events

     On December 20, 2001, McGrath RentCorp, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tyco Acquisition Corp. 33, a Nevada corporation (“Acquisition Corp.”) and a wholly owned subsidiary of Tyco International Ltd., a Bermuda company (“Tyco”). Pursuant to the Merger Agreement, the Company will be merged with and into Acquisition Corp., with Acquisition Corp. continuing as the surviving corporation and as a wholly owned subsidiary of Tyco (the “Merger”). Tyco has guaranteed the obligations of Acquisition Corp. under the Merger Agreement (the “Guarantee”). As a result of the Merger, each issued and outstanding share of common stock, no par value per share, of the Company (“Company Common Stock”) (other than shares of Company Common Stock to be canceled under the terms of the Merger Agreement and shares as to which dissenters’ rights are exercised) will be converted into the right to elect to receive, upon surrender of a certificate representing such shares, a fraction of a Tyco common share, cash or a combination of a fraction of a Tyco common share and cash equal to $38.00. Shareholders of the Company will have the right to elect the percentage of their consideration paid in cash or Tyco common shares, subject to the limitation that not less than 50% and not more than 75% of the aggregate consideration will be in the form of shares of Tyco common shares.

     The consummation of the Merger is subject to the approval of the shareholders of the Company, the receipt of necessary approvals under United States and any applicable foreign antitrust laws, SEC clearance and other conditions.

     The Merger Agreement (with the Guarantee) is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The foregoing description of the Merger and the Merger Agreement and the Guarantee does not purport to be a complete description and is qualified by reference to the full text of the Merger Agreement and the Guarantee attached hereto.

     In connection with the Merger Agreement, and in order to induce Acquisition Corp. to enter into the Merger Agreement, shareholders owning approximately 24% of the outstanding shares of Company Common Stock, including the Chairman and Chief Executive Officer and five other executive officers or directors of the Company concurrently with the execution and delivery of the Merger Agreement, entered into Shareholder Agreements (“Shareholder Agreements”) with Acquisition Corp., pursuant to which such shareholders agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the Merger and to grant Acquisition Corp. a proxy with respect to the voting of such shares, all upon the terms and subject to the conditions set forth in such Shareholder Agreements.

     A form of the Shareholder Agreements is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The foregoing description of the Shareholder Agreements does not purport to be a complete description and is qualified by reference to the full text of the form of Shareholder Agreement attached hereto.

     On December 20, 2001, the Company and Tyco issued a joint press release announcing that the Company and Acquisition Corp. had entered into the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of December 20, 2001, by and between Tyco Acquisition Corp. 33, a Nevada corporation, and McGrath RentCorp, a California corporation, including Guarantee of Tyco International Ltd.

99.2	Form of Shareholder Agreement entered into by and between Tyco Acquisition Corp. 33, a Nevada corporation, and certain shareholders of McGrath RentCorp, a California corporation.

99.3	Joint press release of Tyco International Ltd. and McGrath RentCorp, issued on December 20, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRATH RENTCORP (Registrant)

Dated: December 26, 2001	By:	/s/ Randle F. Rose

Name: Randle F. Rose Title: Vice President of Administration and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated as of December 20, 2001, by and between Tyco Acquisition Corp. 33, a Nevada corporation, and McGrath RentCorp, a California corporation, including Guarantee of Tyco International Ltd.

99.2	Form of Shareholder Agreement entered into by and between Tyco Acquisition Corp. 33, a Nevada corporation, and certain shareholders of McGrath RentCorp, a California corporation.

99.3	Joint press release of Tyco International Ltd. and McGrath RentCorp, issued on December 20, 2001.

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